SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                JANUARY 30, 2001

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission              IRS Employer
jurisdiction                        File Number             Identification
of incorporation                                            Number

Delaware                              1-3492                No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600






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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On January 30, 2001 registrant issued a press release entitled "Halliburton Releases Fourth Quarter Results, Energy Services Group Income More Than Doubles Over Prior Year" pertaining, among other things, to an announcement that registrant's fourth quarter net income was $123 million ($0.28 per diluted share). The $123 million is an increase of 62 percent compared to the 1999 fourth quarter net income and a 19 percent increase compared to 2000 third quarter net income.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated January 30, 2001.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           HALLIBURTON COMPANY




Date:    January 31, 2001                  By: /s/ Susan S. Keith
                                              -------------------------------
                                                   Susan S. Keith
                                                   Vice President and Secretary





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                                  EXHIBIT INDEX



Exhibit                                                       Sequentially
Number                     Description                        Numbered Page

20                         Press Release of                   5 of 13
                           January 30, 2001
                           Incorporated by Reference






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